EXHIBIT 3.2

BYLAWS
OF
UNIVERSAL AMERICAN CORP.
(hereinafter, the “Corporation”)

(Adopted November 15, 2016)

ARTICLE I
OFFICES
Section 1.                          Registered Office.  The registered office of the Corporation in the State of Delaware shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The name of the Corporation’s registered agent at such address shall be The Corporation Trust Company.  The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors of the Corporation (the “Board of Directors”).
Section 2.                          Other Offices.  The Corporation may also have offices at such other places both within and outside of the State of Delaware as the Board of Directors may from time to time determine.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1.                          Place of Meeting and Notice.  Meetings of the stockholders of the Corporation shall be held at such place either within or outside of the State of Delaware as the Board of Directors may determine.
Section 2.                          Annual and Special Meetings.  Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 25% of the capital stock of the Corporation. Each such stockholder request shall state the purpose of the proposed meeting.
Section 3.                          Notice.  Except as otherwise provided by law, at least ten (10) and not more than sixty (60) days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.
Section 4.                          Quorum.  At any meeting of stockholders, the holders of record, present in person or by proxy or by means of remote communication, including but not limited to telephone or other form of wire or wireless communication that allows for all parties to simultaneously hear each other, of a majority of the Corporation’s issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

Section 5.                          Voting.  Except as otherwise provided by law, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock.
Section 6.                          Action by Consent.  Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent shall be given by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
Section 7.                          Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may fix in advance a date as the record date not more than sixty (60) days nor less than ten (10) days before the meeting or action requiring a determination of stockholders.  When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 7, such determination shall apply to any adjournment and reconvened meeting thereof, unless the Board of Directors sets a new record date under this Section for the reconvened meeting.

ARTICLE III
DIRECTORS
Section 1.                          Number, Election and Removal of Directors.  The number of directors that shall constitute the Board of Directors shall not be less than one (1) or more than seven (7).  The initial Board of Directors shall consist of one (1) director.  Thereafter, within the limits specified above, the number of directors shall be determined by the Board of Directors or the stockholders.  Each elected director shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.  Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director or by the stockholders.  A director may be removed with or without cause by the stockholders.
Section 2.                          Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special Meetings shall be preceded by at least two days’

notice of the date, time, place of the meeting and/or means of remote communications.

Section 3.                          Quorum.  One-third of the total number of directors shall constitute a quorum for the transaction of business.  If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present.  Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.
Section 4.                          Committees.  The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees, including, without limitation, an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another director to act as the absent or disqualified member.  The Board of Directors may appoint one or more members of the Board of Directors, or persons who are not members of the Board of Directors to serve as members of a committee.
Section 5.                          Actions of Board.  Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in accordance with applicable law.
Section 6.                          Telephonic Meetings Permitted.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.
Section 7.                          General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.  In addition to the powers and authority expressly conferred upon it by these Bylaws, the Board of Directors shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by any legal agreement among stockholders, by the Certificate of Incorporation, or by these Bylaws directed or required to be exercised or done by the stockholders.

ARTICLE IV
OFFICERS
The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, and such other additional officers with such titles as the Board of Directors shall determine, all of which shall be chosen by and shall serve at the pleasure of the Board of Directors.  Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices.  The President, the Secretary, the Treasurer and any other officer duly appointed by the Board of Directors shall have power to execute and deliver on behalf and in the name of the Corporation any instrument requiring the signature of any officer of the Corporation, including deeds, contracts, mortgages, bonds, notes, debentures, checks, drafts, and other orders for the payment of money. All officers shall be subject to the supervision and direction of the Board of Directors.  The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause.  Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors or to the Secretary of the Corporation.  Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer and the acceptance of such resignation shall not be necessary to make it effective.  A vacancy in any principal office because of death, resignation, removal, inability to act, disqualification or otherwise shall be filled, for the unexpired portion of the term of such office, by vote of the Board of Directors at any regular or special meeting.
ARTICLE V
GENERAL PROVISIONS
Section 1.                          Notices.  Whenever any statute, the Certificate of Incorporation or these Bylaws require notice to be given to any director or stockholder, the notice shall be in writing unless oral notice is reasonable under the circumstances and may be communicated in person or by means of remote communication, including but not limited to by telephone, email or other form of wire or wireless communication, or by mail or private carrier, addressed to such director or stockholder at his or her address as it appears in the records of the Corporation, with postage thereon prepaid.  When notice is delivered by mail, notice shall be deemed to have been given when it is deposited in the United States mail.  Any director or stockholder entitled to notice may provide a signed waiver for notice of any meeting, before or after the meeting, and delivered to the Corporation for inclusion in the minutes for filing with the corporate records. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 2.                          Fiscal Year.  The fiscal year of the Corporation shall be fixed by the Board of Directors.
Section 3.                          Proxies. Unless otherwise provided by the Board of Directors, any officer may from time to time appoint an attorney or attorneys or agent or agents of the Corporation in the name and on behalf of the Corporation to cast any vote that the Corporation may be entitled to cast as a holder of stock or other securities of another corporation, at meetings of the holders of the stock or other securities of such other corporation, and may instruct the person or persons so appointed as to the manner of casting such vote or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation such written proxies or other instruments as such officer may deem necessary or proper to convey such authority.

Section 4.                          Conflicting Interest Transactions of Directors or Officers. Contracts and transactions of the Corporation in which a Director or officer may have a conflicting interest shall not be voidable solely because of the involvement or vote of such Director or officer in compliance with the provisions of §144 of the Delaware General Corporation Law (the “DGCL”).

Section 5.                          Inspection of Books and Records. The inspection rights of Shareholders are provided under §220 of the DGCL.
Section 6.                          Conflict with Certificate of Incorporation. In the event that any provision of these Bylaws conflicts with any provision of the Certificate of Incorporation, the terms of the Certificate of Incorporation shall govern.
Section 7.                          Dividends. Subject to limitations imposed by Delaware statutes, distributions to the stockholders may be declared at such time or times, and in such amounts as the Board of Directors shall from time to time determine.
Section 8.                          Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), to the fullest extent permitted by law, the Court of Chancery of the State of Delaware (the “Chosen Court”) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, (iv) any action to interpret, apply, enforce or determine the validity of the certificate of incorporation or these Bylaws (in each case as may be amended from time to time), or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine (each, an “Action”), provided, that in the event the Chosen Court lacks subject matter jurisdiction over any such Action or proceeding, the sole and exclusive forum for such Action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Chosen Court (or such other state or federal court located within the State of Delaware, as applicable) determines that there is an indispensable party not subject to the personal jurisdiction of such court. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this bylaw. If any Action is filed in a court other than the Chosen Court (or such other state or federal court located within the State of Delaware, as applicable) (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Chosen Court (or such other state or federal court located within the State of Delaware, as applicable) in connection with any Action brought in any such court and (ii) having service of process made upon such stockholder in any such Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to seek equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth in this Section 8 of these Bylaws with respect to any current or future Actions or claims.

If any provision contained in this Section 8 is held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 8 (including, without limitation, each portion of any sentence of the new Article containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE VI
AMENDMENTS
Section 1.                          Amendments.  These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the majority vote of the entire Board of Directors.
Section 2.                          Emergency Bylaws. Unless the Certificate of Incorporation provides otherwise, the Board of Directors may adopt Bylaws to be effective only in an emergency subject to the provisions of §110 of the DGCL, which Emergency Bylaws shall be subject to amendment or repeal by the stockholders subject to the provisions of §110 of the DGCL.
Section 3.                          Entire Board of Directors.  As used in this Article VI and in these Bylaws generally, the term “entire Board of Directors” means the total number of the directors which the Corporation would have if there were no vacancies or newly created directorships.